UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 30, 2021

LIQUIDMETAL TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31332	33-0264467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20321 Valencia Circle
Lake Forest, CA 92630
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Operating Officer

On August 30, 2021, the Company and Bruce Bromage, the Company’s Chief Operating Officer, entered into a Separation Agreement and General Release pursuant to which Dr. Bromage agreed to resign as an officer and employee of the Company and the Company and Dr. Bromage agreed to terminate Dr. Bromage’s employment agreement with Dr. Bromage’s employment on September 30, 2021 (the “Bromage Separation Agreement”). The Bromage Separation Agreement provides for the payment of severance compensation to Dr. Bromage in the form of a lump sum equal to $316,285.00 (subject to tax withholdings). In addition, it provides for the accelerated vesting the remaining 2,430,000 unvested stock options held by Dr. Bromage as of the termination date and the extension of the exercise period of his options until the earlier of the second anniversary of the termination date outlined in the Bromage Separation Agreement or the date on which such options would otherwise expire and terminate in accordance with its terms if Dr. Bromage had not resigned. This results in a total of 10,329,692 stock options being exercisable by Dr. Bromage as of the termination date. In connection with the Bromage Separation Agreement, Dr. Bromage granted the Company general releases subject to customary exceptions.

The foregoing does not purport to be a complete description of the Separation Agreement and is qualified by reference to the full text of such agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Resignation of Vice President- Finance (Principal Financial and Accounting Officer)

On August 30, 2021, the Company and Bryce Van, the Company’s Vice President- Finance, entered into a Separation Agreement and General Release pursuant to which Mr. Van agreed to resign as an officer and employee of the Company and the Company and Mr. Van agreed to terminate Mr. Van’s employment agreement with Mr. Van’s employment to end on October 15, 2021 (the “Van Separation Agreement”). The Van Separation Agreement provides for the payment of severance compensation to Mr. Van in the form of a lump sum equal to $252,889.69 (subject to tax withholdings). In addition, it provides for the extension of the exercise period of his options until the earlier of the second anniversary of the termination date outlined in the Van Separation Agreement or the date on which such options would otherwise expire and terminate in accordance with its terms if Mr. Van had not resigned. This results in a total of 2,046,500 stock options being exercisable by Mr. Van as of the termination date. Under the Van Separation Agreement, Mr. Van agreed to be available to provide assistance to the Company by telephone with no additional consideration for sixty days following the termination date. In connection with the Van Separation Agreement, Mr. Van granted the Company general releases subject to customary exceptions.

The foregoing does not purport to be a complete description of the Separation Agreement and is qualified by reference to the full text of such agreement attached as Exhibit 10.2 to this Current Report on Form 8-K.

Appointment of New Executive Officers

On August 30, 2021, the Board appointed Tony Chung as the Company’s principal financial and accounting officer. Mr. Chung is the Company’s Chief Executive Officer, and in that capacity, serves as the Company’s principal executive officer.

Item 7.01	Regulation FD Disclosure

The Company has issued a press release, dated September 3, 2021, relating to the resignations of Bruce Bromage and Bryce Van as employees and officers, and the appointment of Tony Chung as principal financial and accounting officer.  The press release is attached to this Form 8-K as Exhibit 99.1.  The information in this Item 7.01, including Exhibit 99.1, shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number Description

10.1	Separation Agreement and General Release, dated August 30, 2021, between Liquidmetal Technologies, Inc., and Bruce Bromage

10.2	Separation Agreement and General Release, dated August 30, 2021, between Liquidmetal Technologies, Inc., and Bryce Van

99.1	Press release dated September 3, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By: /s/ Tony Chung
Tony Chung,
Chief Executive Officer
(Principal Executive Officer)
Date: September 3, 2021